EXHIBIT 99.B6(c)


                         NATIONS ANNUITY TRUST
                    SHAREHOLDER SERVICING AGREEMENT



Ladies and Gentlemen:

      We wish to enter into this Shareholder Servicing Agreement
("Agreement") with you concerning the provision of shareholder support services to your clients ("Customers") who invest in one or more of the portfolios (each a "Portfolio" and collectively, "Portfolios") of Nations Annuity Trust (the "Trust") by purchasing contracts.

      The terms and conditions of this Agreement are as follows:

      Section 1. You agree to provide the following shareholder support services to your Customers: (i) general shareholder liaison services;
(ii) processing purchases and redemption requests; (iii) processing dividend and distribution payments; (iv) providing sales information periodically to Customers, including information showing their contracts' positions in the Portfolios; (v) providing sub-accounting;
(vi) responding to inquiries from Customers; (vii) arranging for bank wires; and (viii) providing such other similar services as may be reasonably requested. Servicing agents may include participating insurance companies. All services rendered hereunder by you shall be performed in a professional, competent and timely manner.

      Section 2. You will perform only those activities which are consistent with statutes and regulations applicable to you. You will act solely as agent or, upon the order of, and for the account of, your Customers.

      Section 3. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the shareholder support services contemplated hereby.

      Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Portfolios except those contained in our then current prospectus and statement of additional information, as amended or supplemented from time to time, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by the Distributor or us in writing.

      Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect, except as provided herein. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of shares (or orders relating to the same) by or on behalf of Customers.

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You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

      Section 6. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payments therefor, a fee as described in the applicable then current prospectus. The fee rate payable to you may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of shares of any and all Portfolios, including the sale of shares to you for the account of any Customer or Customers. Compensation payable under this Agreement is subject to, among other things, the National Association of Securities Dealers, Inc. ("NASD") Rules of Conduct governing receipt by NASD members of service fees from registered investment companies (the "NASD Service Fee Rule"). Such compensation shall only be paid if permissible under the NASD Service Fee Rule and shall not be payable for services that are deemed to be distribution-related services.

      Section 7. You agree to provide to us at least quarterly, a written report of the amounts expended by you in connection with the provision of shareholder support services hereunder and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors or legal counsel designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

      Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

      Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of your Customers' assets in shares of the Portfolios, will be disclosed by you to your Customers to the extent required by applicable laws or regulations, will be authorized by your Customers and will not result in an excessive or unreasonable fee to you; and (iii) in the event an issue pertaining to this Agreement is submitted for shareholder approval, and you have the authority from your Customer to do so, you will vote any shares held for your own account in the same proportion as the vote of the shares held for your Customers' benefit.

      Section 10. You agree to conform to compliance standards adopted by the Trust or its distributor as to when a class of shares in a Portfolio may be appropriately sold to particular investors.

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      Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee and continues in effect until terminated. This Agreement is terminable, without penalty, at any time by us (which termination may be by a vote of a majority of the disinterested Trustees of the Trust) or by you upon written notice to the other party hereto.

      Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a confirming copy by mail), or to such other address as either party shall so provide in writing to the other.

      Section 13. This Agreement will be construed in accordance with the internal laws of Delaware without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

      Section 14. The names "Nations Annuity Trust" and "Trustees" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated November 24, 1997, which is hereby referred to and a copy of which is on file at the office of the Secretary of State of Delaware and at the principal office of the Trust. The obligations of "Nations Annuity Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

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      If you agree to be legally bound by the provisions of this
Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: 111 Center Street, Little Rock, Arkansas 72201; Fax No. (501) 377-2331; Attention: Mr. Richard H. Blank, Jr.

                                           Very truly yours,

                                           NATIONS ANNUITY TRUST




Date: ____________________                 By:_____________________________
                                           Name:________________________
                                           Title:_________________________




                                            Accepted and Agreed to:
                                            Servicing Agent


                                           ------------------------------
                                                     (Firm Name)

                                            ------------------------------
                                                       (Address)

                                             ------------------------------
                                                (City)       (State)

                                             Fax # _________________________

                                            Attention: _____________________


Date:_____________________________         By:___________________________

                                           Name: ________________________

                                           Title: _________________________

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